                                                                    EXHIBIT N.12

        MARKET SHARES FOR COMBINED GAS & ELECTRIC COMPANIES IN THE U.S.


                                                                 Number of       Portion of Market Served
                                 Illinova's     Illinova's        Larger          by Illinova and Larger
 Parameter          Units        Statistics       Share          Companies              Companies
---------------------------------------------------------------------------------------------------------
Customers      thousands                 962           1.5%                22                        87.7%
Assets         $millions               7,784           2.8%                14                        72.2%
Revenues       $millions               2,135           2.1%                15                        75.2%


                COMPARISON OF ILLINOVA CORP. TO LARGE UTILITIES

                                  Number of
                                  Utilities
                                  Necessary                    Average Size
                                 for 50% of                      of These       Ratio of These Utilities
Parameter           Units           U.S.                         Utilities             to Illinova
---------------------------------------------------------------------------------------------------------
Customers      thousands             7                            4,569                    5
Assets         $millions             9                           16,372                    2
Revenues       $millions             8                            6,386                    3

                                  Number of
                                  Utilities
                                  Necessary                    Average Size
                                 for 80% of                      of These       Ratio of These Utilities
Parameter           Units           U.S.                         Utilities             to Illinova
---------------------------------------------------------------------------------------------------------
Customers      thousands             19                            2,671                   3
Assets         $millions             19                           11,660                   1
Revenues       $millions             19                            4,294                   2

                                 EXHIBIT N-12

  MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN THE UNITED STATES
                          COMPANIES SORTED BY REVENUE

                                                                                Revenue                   Share of      Cumulative
Holding Company                                                             (millions of $)      Rank       Total         Share
----------------------------------------------------------------------------------------------------------------------------------
PG&E Corp.                                                                           9,137         1         9.1%           9.1%
Public Service Enterprise Group, Inc.                                                7,806         2         7.8%          16.8%
TXU                                                                                  7,525         3         7.5%          24.3%
Consolidated Edison, Inc.                                                            6,824         4         6.8%          31.1%
Cinergy Corp.                                                                        5,498         5         5.5%          36.6%
PECO Energy Co.                                                                      5,317         6         5.3%          41.8%
Sempra Energy                                                                        5,063         7         5.0%          46.9%
Niagara Mohawk Holdings, Inc.                                                        3,921         8         3.9%          50.8%
CMS Energy Corp.                                                                     3,799         9         3.8%          54.5%
PP&L Resources, Inc.                                                                 3,630        10         3.6%          58.1%
Ameren Corp.                                                                         3,436        11         3.4%          61.6%
New Century Energies, Inc.                                                           3,227        12         3.2%          64.8%
Northern States Power Co.                                                            3,146        13         3.1%          67.9%
Constellation Energy Group, Inc.                                                     2,742        14         2.7%          70.6%
Conectiv                                                                             2,464        15         2.4%          73.1%
ILLINOVA CORP.                                                                       2,135        16         2.1%          75.2%

Everyone else combined                                                              24,977                  24.8%           100%

Total                                                                              100,649

                                 EXHIBIT N-12

  MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN THE UNITED STATES
                          COMPANIES SORTED BY ASSETS

                                              Assets                     Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
---------------------------------------------------------------------------------------------------
PG&E Corp.                                  29,864                 1         10.8%           10.8%
TXU                                         22,216                 2          8.0%           18.8%
Public Service Enterprise Group, Inc.       17,936                 3          6.5%           25.3%
Consolidated Edison, Inc.                   16,339                 4          5.9%           31.3%
Niagara Mohawk Holdings, Inc.               15,674                 5          5.7%           36.9%
PECO Energy Co.                             13,408                 6          4.9%           41.8%
Sempra Energy                               11,660                 7          4.2%           46.0%
Cinergy Corp.                               10,617                 8          3.8%           49.8%
CMS Energy Corp.                             9,635                 9          3.5%           53.3%
PP&L Resources, Inc.                         9,367                10          3.4%           56.7%
Ameren Corp.                                 9,203                11          3.3%           60.0%
Constellation Energy Group, Inc.             9,017                12          3.3%           63.3%
New Century Energies, Inc.                   8,677                13          3.1%           66.4%
Northern States Power Co.                    8,065                14          2.9%           69.4%
ILLINOVA CORP.                               7,784                15          2.8%           72.2%

Everyone else combined                      76,875                           27.8%            100%

Total                                      276,339

                                  EXHIBIT N-12

  MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN THE UNITED STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                            Customers                  Share of      Cumulative
Holding Company                            (thousands)        Rank       Total         Share
-----------------------------------------------------------------------------------------------
PG&E Corp.                                     8,217               1     13.1%          13.1%
Sempra Energy                                  6,697               2     10.7%          23.8%
Consolidated Edison, Inc.                      4,064               3      6.5%          30.3%
TXU                                            3,872               4      6.2%          36.5%
Public Service Enterprise Group, Inc.          3,442               5      5.5%          42.0%
CMS Energy Corp.                               3,139               6      5.0%          47.0%
New Century Energies, Inc.                     2,551               7      4.1%          51.1%
Niagara Mohawk Holdings, Inc.                  2,077               8      3.3%          54.4%
Northern States Power Co.                      1,990               9      3.2%          57.6%
PECO Energy Co.                                1,893              10      3.0%          60.6%
Cinergy Corp.                                  1,877              11      3.0%          63.6%
Ameren Corp.                                   1,801              12      2.9%          66.5%
Constellation Energy Group, Inc.               1,682              13      2.7%          69.1%
Puget Sound Energy, Inc.                       1,392              14      2.2%          71.4%
Alliant Energy Corp.                           1,281              15      2.0%          73.4%
MidAmerican Energy Holdings Co.                1,262              16      2.0%          75.4%
PP&L Resources, Inc.                           1,250              17      2.0%          77.4%
UtiliCorp United, Inc.                         1,157              18      1.8%          79.3%
LG&E Energy Corp.                              1,113              19      1.8%          81.1%
NiSource, Inc.                                 1,106              20      1.8%          82.8%
Energy East Corp.                              1,052              21      1.7%          84.5%
Conectiv                                       1,041              22      1.7%          86.2%
ILLINOVA CORP.                                   962              23      1.5%          87.7%

Everyone else combined                         7,706                     12.3%           100%

Total                                         62,622